As of October 31, 2016, the following persons or entities now own more than 25% of a Funds' voting securities.

Person/Entity

VICTORY OHIO MUNICIPAL BOND FUND
UBS FINANCIALSERVICES INC.                38.02%

VICTORY SPECIAL VALUE FUND
HARTFORD LIFE INSURANCE COMPANY           32.06%

VICTORY NATIONAL MUNICIPAL BOND FUND
UBS FINANCIAL SERVICES INC.               61.18%

vICTORY INCORE INVESTMENT GRADE CONVERTIBLE FUND
MORGAN STANLEY SMITH BARNEY               34.50%

VICTORY NEWBRIDGE LARGE CAP GROWTH FUND
MERRILL LYNCH PIERCE FENNER & SMITH       32.52%

VICTORY NEWBRIDGE GLOBAL EQUITY FUND
GERLACH CO LLC				  53.80%
COMERICA BANK				  28.16%

VICTORY EXPEDITION EMERGING MARKETS SMALL CAP FUND
NATIONAL FINANCIAL SERVICES LLC           53.70%


As of October 31, 2016, the following persons or entities no longer own more than 25% of a Funds' voting security.

Person/Entity


VICTORY OHIO MUNICIPAL BOND FUND
UBS WM USA
SNBOC AND COMPANY

VICTORY STRATEGIC ALLLOCATION FUND
PERSHING LLC

VICTORY SPECIAL VALUE FUND
HARTFORD LIFE INSURANCE COMPANY

VICTORY SYCAMORE SMALL COMPANY oPPORTUNITY FUND
FIRST CLEARING LLC

VICTORY NATIONAL MUNICIPAL BOND FUND
UBS WM USA
NFS LLC FEBO

vICTORY INCORE INVESTMENT GRADE CONVERTIBLE FUND
MORGAN STANLEY SMITH BARNEY

VICTORY NEWBRIDGE LARGE CAP GROWTH FUND
MERRILL LYNCH PIERCE FENNER & SMITH

VICTORY NEWBRIDGE GLOBAL EQUITY FUND
KEYCORP

VICTORY SELECT FUND
LAWRENCE G BABIN

VICTORY EXPEDITION EMERGING MARKETS SMALL CAP FUND
MATRIX TRUST COMPANY FBO